Exhibit 99.01
Investor Presentation September 27, 2013
Safe Harbor Statement Statements contained in this presentation that state the Company's or management's expectations or predictions of the future are forward- looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "believe," "expect," "should," "estimates," "intend," and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero's annual reports on Form 10^K and quarterly reports on Form 10^Q, filed with the Securities and Exchange Commission, and available on Valero's website at www.valero.com. 2
Valero Energy Overview World's largest independent refiner 16 refineries 2.8 million barrels per day (BPD) of throughput capacity, with average capacity of 187,000 BPD, excluding Aruba Valero Energy Partners LP (VLP) filed a registration statement on Form S-1 with the SEC on September 19, 2013 for logistics MLP More than 7,300 branded marketing sites Nearly 1,900 sites belong to CST Brands, our former retail business that we spun off (80%) May 1, 2013 Brands include: Valero, Ultramar, Texaco, Shamrock, Diamond Shamrock, and Beacon One of the largest renewable fuels companies 10 efficient corn ethanol plants with total of 1.1 billion gallons/year (72,000 BPD) of nameplate production capacity All plants located in resource-advantaged U.S. corn belt Diamond Green Diesel JV plant started up and operating Approximately 10,500 employees 3
Refinery Capacities (000 bpd) Capacities (000 bpd) Nelson Index Refinery Total Through-put Crude Oil Nelson Index Corpus Christi 325 205 20.6 Houston 160 90 15.1 Meraux 135 135 10.2 Port Arthur 310 290 14.2 St. Charles 270 190 15.9 Texas City 245 225 11.1 Three Rivers 100 95 12.4 Gulf Coast 1,545 1,230 14.3 Ardmore 90 86 12.0 McKee 170 168 9.5 Memphis 195 180 7.5 Mid-Con 455 434 9.2 Pembroke 270 220 11.8 Quebec City 235 230 7.7 North Atlantic 505 450 9.7 Benicia 170 145 15.0 Wilmington 135 85 15.8 West Coast 305 230 15.3 Total or Avg. 2,810 2,344 12.5 Valero's Geographically Diverse Operations 4 Suspended refinery operations in March 2012 235,000 bpd capacity, Nelson Index of 8
Valero's Strategy to Enhance Returns and Increase Long-term Shareholder Value Increase Long-term Shareholder Value Increase Long-term Shareholder Value 5
Key Market Trends 6 Expect dramatic growth in U.S. shale oil and Canadian oil production to provide North American crude oil cost advantage Expect shale development to drive strong growth in supply of natural gas liquids and naphtha Industry installing significant infrastructure to move crude oil to refining markets, mainly to U.S. Gulf Coast Lower-cost North American natural gas provides competitive advantage and upgrading opportunities Global distillates demand growth yields higher margins U.S. Gulf Coast competitively advantaged to export into growing and undersupplied markets, taking market share from Western Europe and replacing shutdown and underperforming refining capacity in the Atlantic Basin
U.S. and Canadian Production Growth Provides Resource Advantage to North American Refiners Resource Advantage to North American Refiners Resource Advantage to North American Refiners 7 Source: EIA, Consultants, company announcements and Valero estimates; 2013 U.S. Crude imports are YTD as of June 2013 Crude production growth reduces similar quality imports Largest growth coming from U.S. shale crude and heavy Canadian crude
U.S. Gulf Coast: Main Destination for Cost-Efficient Crude Oil Pipelines Rapid increase in pipeline capacities to move inland North American light and heavy crude oils to the Gulf Coast Light crudes have been pricing below LLS in western (Houston, Corpus) parts of Gulf Coast Recent completion of pipelines and increased flows are building crude oil inventories in the Gulf Coast and increasing supply above demand - which should aid discounts Expect Valero to benefit with over 50% of its refining capacity on the Gulf Coast (CHART) Source: Consultants, company announcements and Valero estimates Note: Import volumes include light and medium crudes between 28 and 50 API with less than 0.7% sulfur; 2013 data is year-to-date through June U.S. GC Light/Medium Sweet Imports 8
Valero's Strategy to Supply Incremental Volumes of Cost-Advantaged Crude Oil Volumes of Cost-Advantaged Crude Oil Volumes of Cost-Advantaged Crude Oil 9 Expect Quebec refinery to benefit and become supplied by U.S. and Canadian crude in three ways: rail, ship, and pipeline Railing up to 30 MBPD of light crude started in August 2013, increasing to 50 MBPD in 4Q13 Shipping Eagle Ford crude from Texas via lower-cost foreign-flagged vessels Committed to receive substantial volume of light crude via Enbridge pipeline 9B and shuttled from Montreal by ship in 1Q15, based on Enbridge's revised timing
USEC ICE Brent + $2 Marginal price setter Valero's Estimate of Marginal Light Crude Oil Costs per Barrel in 12 to 24 Months 10 to USEC Rail $14 to $17/bbl to St. James Rail $12/bbl to Cushing Rail $9/bbl Cushing ICE Brent -$5 to -$8 to Houston Pipe $4/bbl Midland ICE Brent -$5 to -$8 to Houston Pipe $4/bbl CC to Houston $1 to $2/bbl Houston to St. James $1 to $2 /bbl to West Coast Rail $13 to $15/bbl USGC to USEC U.S. Ship $5 to $6/bbl USGC to Canada Foreign Ship $2/bbl Alberta to Bakken $1 to $2/bbl ICE Brent -$0 to -$3 ICE Brent +$1 to -$3 ICE Brent -$1 to -$5 Expect Gulf Coast will have cost advantage versus East Coast, West Coast, and most foreign markets Bakken ICE Brent -$12 to -$15 Rail $9/bbl U.S. Ship $4 to $5/bbl Alberta ICE Brent -$13 to -$16 to Eastern Canada Rail $9 to $12/bbl Brent-priced crude
Lower-Cost Natural Gas Provides Structural Advantage to U.S. and Canadian Refiners 11 Note: Per barrel cost of 700,000 MCF/day of natural gas consumption at 90% utilization (2,529 MBPD) of Valero's capacity $1.5 billion higher pre- tax annual costs $3.1 billion higher pre-tax annual costs Due to significant production associated with shale basins, expect U.S. natural gas prices will remain low and disconnected from global oil and LNG prices for foreseeable future Natural gas is a cost-advantaged feedstock, not just an operating expense advantage Conversion to hydrogen provides desulfurization and liquid volume expansion VLO refinery operations consume up to 700 MMCF/day of natural gas at full utilization, split roughly in half between operating expense and cost of goods sold
Global Distillates Demand Growth Yields Higher Margins 12 (CHART) Source: Argus, 2013 YTD through September 20, 2013 /bbl (CHART) Diesel growth rate 2x gasoline Distillates (diesel, kero, jet fuel) margins are significantly higher than gasoline due to less spare distillates production capacity Distillates demand growth rate is much higher than gasoline Europe continues to be short diesel, but long marginal refining capacity and processing expensive crude oils and natural gas
U.S. Refining Capacity Is Globally Competitive and Taking Market Share 13 U.S. flipped from importer to exporter on lower local demand and competitive advantages U.S. refiners in PADDs 2, 3, and 4 have higher utilization due to structural advantages of cost-advantaged crude oil and natural gas U.S. Gulf Coast refineries have taken market share in the Atlantic Basin via growing exports Source: EIA and IEA, data as of June 2013 (CHART) Refinery Utilization by PADD, Trailing 12-months These regions have less-competitive capacity "Mid- con" "Gulf Coast" "West Coast" "Rockies" "East Coast" (CHART) U.S. Net Product Imports Source: EIA, data annual through 2012 "Western Europe"
Valero's Options in the Atlantic Basin 14 14 Aruba Terminal
(CHART) Continued Global Demand Growth Important to Refining Margins 15 Source: Consultant and Valero estimates World Petroleum Demand Growth MMBPD Emerging markets lead in terms of global petroleum demand growth Particularly strong growth in Latin American countries and China Refining is a global business - world growth impacts refiners in every market because products are generally very storable, transportable, and fungible commodities
(CHART) World Refinery Capacity Growth Estimated Net Global Refinery Additions 16 MMBPD Source: Consultant and Valero estimates; Net Global Refinery Additions = New Capacity + Restarts- Closures Expect significant new global refining additions in the next several years Mainly new plants in Asia and the Middle East, where demand growth is strong New capacity announcements from Brazil, Mexico, and Colombia will likely be much smaller and much later than originally announced Other projects unlikely because of costs and other factors: Ecuador, Peru, Algeria, Egypt Due to yields, cost structure, and declining or flat demand growth, we expect continued refinery shutdowns (primarily in Europe, Australia, and Japan)
Valero's 2013 and 2014 Capital Spending Focus on Growth Investments 17 "Stay- in- business" spending 2013 spending includes approximate $60 million for retail (CST Brands) through April Total $3,000 Total $2,850
(CHART) Valero's 2013 and 2014 Growth Investments Focus on Logistics and Crude 18 Growth investments consist mainly of logistics and crude fractionation, which are 50% of 2013 and 67% of 2014 total growth spending (CHART) 2013 Growth Investments 2014 Growth Investments Total estimate $1.335 billion Total estimate $1.505 billion Hydrocracking Nat gas / NGL upgrading & Petchems Other Processing Light Crude Oil Logistics Logistics Hydrocracking Nat gas / NGL upgrading & Petchems Processing Light Crude Oil Other
Logistics Growth Investments Strategy Increase access to cost-advantaged crudes for refineries Increase capability to export more products and crude Investments Pipelines, rail cars, rail unloading, barges, ships, docks, tanks Purchased 5,320 rail cars for delivery 4Q12 through 2Q15 Crude rail unloading terminals at Quebec (2013), St. Charles (2013), and West Coast refineries (2015) Quebec crude oil logistics to deliver crude oil from Enbridge Line 9 reversal, includes tankage and ship Facilities for increased exports of products and export of crude oil from Gulf Coast to Canada 19 Expect most assets qualify for MLP drops
Expect to Unlock Value via New MLP Valero Energy Partners LP filed a draft registration statement on September 19 Expect initial public offering in first half 2014 Expect to trade on NYSE using ticker VLP S-1 available from SEC's website under Valero Energy Partners LP Seeking value creation through higher valuation of logistics earnings Logistics MLPs trade at 10x to 15x EBITDA versus refiners and VLO at 3x to 5x EBITDA Focusing on logistics assets with predictable and stable EBITDA Pipelines, docks, terminal tankage, marketing racks, rail cars, rail unloading facilities, ships, and barges 20
Strategy Designed to benefit from our outlook of: High crude and low natural gas prices Strong global distillate demand growth and margins Growth Investments 57 MBPD hydrocracker at Port Arthur refinery performing well New 60 MBPD hydrocracker at St. Charles refinery reached full rates in August Hydrocracking Growth Investments 21 50 MBPD in lower-cost hydrocracker expansion projects available in future Estimated cost per barrel is approximately 60% lower than the recent grassroots units Expand Meraux hydrocracker by 20 MBPD and increase distillate yield in early 2015 Expand new Port Arthur and St. Charles hydrocrackers each by 15 MBPD in 2018, delayed from 2015 In addition, new ~10 MBPD Diamond Green Diesel JV plant now operating Uses hydroprocessing technology to make Renewable diesel from waste cooking oil, animal fat, corn oil New St. Charles Hydrocracker
Investments to Process More Domestic Light Crude Oil Strategy Increase processing of North American cost- advantaged crude oil versus feedstock purchases Use underutilized conversion capacity Sites selected due to configuration of oversized conversion capacity relative to crude capacity; and bottoms-cracking capability Growth Investments Two new crude oil topping units expected to come online in late 2015 90 MBPD at Houston refinery 70 MBPD at Corpus Christi refinery Relatively low cost per barrel of daily throughput capacity Expect unlevered IRRs greater than 30% McKee crude unit expansion of 25 MBPD expected in first half of 2015 Evaluating low-cost projects to unlock light crude capacity at Port Arthur and Meraux 22 (CHART)
Upgrading Natural Gas to Methanol Strategy Bolt-on approach leverages existing assets Gas-to-liquids upgrading U.S. is a growing methanol market and represents about 10% of the global market On average, the U.S. imported about 89% of its supply (about 5 million tonnes per year) Southern Louisiana is the largest hub for imports of methanol to the U.S. Primary uses for methanol are for production of formaldehyde, acetic acid, and other chemicals Global demand is growing, particularly in Asia Growth Investment 23 Evaluating the construction of world-scale methanol plant at our St. Charles refinery Capacity of 1.6 to 1.8 million tonnes/year (36,000 to 40,000 BPD) Captures price spread between low-cost natural gas and methanol Unlevered IRR expected >30% with natural gas below $6.50/mmBtu and $100/barrel crude Methanol is a very cost-efficient way to move natural gas to higher-value foreign markets Capital cost estimate is about 50% of grassroots and 33% less than a relocation Leverages existing refinery hydrogen infrastructure to upgrade low-cost syngas into methanol Project startup is expected in 2017 Competitive advantages lie in lower capital cost and plant operation (CHART) Source: Argus/JJA
(CHART) NGLs and Naphtha Upgrading Presents a Valuable Opportunity Strategy Consistent strategy - feedstock advantage and bolt-on/synergistic project Expect supply of NGLs plus naphtha-rich condensate to grow along with shale crude development in the U.S. and Canada Expect length in the domestic NGL and naphtha supply will create structurally lower prices versus global markets Growth Investment Expect to construct a new 12.5 MBPD alkylation unit at our Houston refinery Estimated startup in early 2017 Unlevered IRR expected to exceed 30% Conversion of NGLs (butanes and pentenes) into alkylate, a higher-value gasoline blendstock Captures large price spread between isobutane and alkylate (premium gasoline) 24 Source: Consultant and Valero estimates; NGL supply includes ethane, propane, butane, and natural gasoline (CHART) Source: Argus Estimate ~4% average annual growth from 2012 to 2020
(CHART) Returning More Cash to Stockholders and Managing Financial Strength Spun off 80% of company operated retail, equivalent to about $3.50 per share of VLO Valero retained 20% of CST common stock Returning more cash to stockholders Increased quarterly dividend from $0.05 per share in 2Q11 to $0.225 per share in 3Q13 Bought 14.2 million shares so far in 2013, and 27.3 million shares in 2011 and 2012 combined Goal is to have one of the highest cash yields among peers via dividends and buybacks Maintaining investment grade credit rating is a priority Paid off $480 million of debt in 2013 Reduced debt by $558 million in 2012 Net debt-to-cap ratio at 6/30/13 was 18.8% 25 Cash Returned to VLO Stockholders Source: 2013 EPS estimates from First Call as of 9-23-13 Note: 2013 YTD through September 11, 2013 (CHART)
Better Better Our goal is to be a 1st-quartile refiner Refining industry benchmark studies show our portfolio continues to improve Seven refineries currently operating in 1st quartile for mechanical availability Meantime between pump repair at 60 months, up from low 30s 18 months ago Saw results from improvement initiatives in 2011 and 2012 2011 was first full-year with 1st quartile portfolio performance in mechanical availability 2012 is best-ever energy efficiency for refining portfolio Working diligently on weaker performers to improve entire portfolio Constant focus on safety, environmental, and regulatory compliance Valero Focused on Improving Refinery Operations 26 1st Quartile 2nd Quartile 1st Quartile 2nd Quartile 3rd Quartile 3rd Quartile Source: Solomon Associates and Valero Energy; excludes Aruba; YTD through August 2013
Update on Refinery Indicator Margins: 3Q13 QTD vs. 2Q13 3Q13 QTD vs. 2Q13 3Q13 QTD vs. 2Q13 27 Source: Argus; 2013 year-to-date through September 24; see appendix for details on indicator definitions Gulf Coast benefit from larger heavy crude discounts offset by lower gasoline and other products Mid-Continent lower on smaller WTI discount and excess product supply from the return of refinery capacity; backwardated market structure negatively impacting capture rate of indicator margin West Coast lower due to the return of refinery capacity to the market and continued weak demand North Atlantic benefited from higher gasoline and diesel margins due to refinery issues in early 3Q Overall, weighted indicator down from 2Q13; capture rates weakening relative to 2Q13 due to RIN pricing impact, summer grade gasoline specs (butane pricing), and crude oil market structure
We Believe Valero Is an Excellent Buy Today Expect dramatic growth in North American oil, gas, and NGL production Industry installing significant infrastructure to move crude oil to refining markets - mainly to U.S. Gulf Coast Lower-cost U.S. and Canadian natural gas provides competitive advantage Global distillate demand growth yielding higher margins U.S. competitively exporting into growing and undersupplied markets Balanced approach of investment and cash returns to all stockholders Invest in growth projects that exploit North American resource advantages Logistics, hydrocracking, processing more domestic light crude oil, plus natural gas, NGLs, and naphtha upgrading projects (petrochemicals, alkylation) Expect excellent stockholder returns and value - building on industrial base Unlock potential value of existing assets Spun off retail assets into publicly traded CST Brands Pursuing MLP for our growing portfolio of logistics assets Return cash to stockholders Seek to grow regular dividend at sustainable rate Concentrate value per share via stock buybacks 28 Key Market Trends Valero's Strategy
Appendix 29
Valero's Ethanol Segment Total nameplate production capacity of 1.1 billion gallons/year Built position for average of only 35% of estimated replacement cost 2Q09: Acquired 7 plants with 780 million gallons per year of world- scale capacity in advantaged locations 1Q10: Added 3 plants with 330 million gallons per year of capacity Valero's low-cost acquisitions of high-quality plants imply a competitive advantage in any margin environment Expect weaker capture rates in 3Q13 versus 2Q13 due to backwardated market structure for corn 30 Note: 2013 YTD EBITDA through 2Q13 (CHART)
Valero Increasing Distillate Yields 31 (CHART) Source: Company Reports and EIA, yield data is for 2012; gasoline and distillate as a percent of total production volumes; distillate includes jet fuel; gasoline excludes naphtha Valero's refining system distillate yields are estimated to grow from 33% in 2010 to 39% in 4Q13 and 43% in 2015, yielding a gasoline/diesel ratio of nearly 1:1 Primary driver for increase is the construction of two new hydrocrackers at Port Arthur and St. Charles, plus planned expansion at Meraux (CHART) Nearly a 1:1 ratio
Unlocked Value via Retail Spinoff Spun off to stockholders our retail business on May 1 CST Brands, Inc. trading on the NYSE under the ticker symbol "CST" CST has traded at more than double the earnings valuation of VLO, unlocking shareholder value Valero received approximately $500 million in net cash Net of tax liability and working capital benefit to CST Valero retained 20% of CST common stock 15 million shares valued at approximately $450 million based on recent CST market prices Intend to liquidate within 18 months of the distribution CST Brands is now Valero's largest wholesale customer Valero provides CST with ethanol-blended fuels, and Valero retains the associated RINs Estimated adjustments to VLO Reduces corporate annual G&A expense by approximately $50 million per year beginning 3Q13 32
Valero's Wholesale Business VLO markets branded and unbranded refined products on a wholesale basis through an extensive rack marketing network The Valero-branded family operates in the U.S., Canada, and U.K. with approximately 1,000 branded sites in the U.K. and Ireland These sites are independently owned and are supplied by Valero under multi-year contracts The principal buyers of our refined products from terminal truck racks are wholesalers, distributors, retailers, and truck-delivered-end users For wholesale branded sites, we promote our Valero (r), Beacon(r), and Shamrock(r) brands in the U.S., Ultramar in Canada, and the Texaco(r) brand in the U.K. and Ireland 33 (CHART)
(CHART) Refining Crude & Feedstock Supply 34 Valero crude and intermediate feedstock runs were approximately 2.3 million bpd in 2012 Valero ran 94 unique crudes in 2012 Crude and intermediate feedstock inventories typically range from 58 to 70 million barrels throughout the year We hedge all crude against LIFO inventory levels to protect against volatile swings in crude price between date of purchase and date of delivery/consumption at the refineries About 75% of Valero's crude oil purchases are under term contracts, and nearly all purchases have market-based pricing Valero receives crude and feedstocks by many modes of transport including tanker ship, barge, pipeline, rail, and truck MBPD
Valero's Growth in Processing Volumes of Cost-Advantaged U.S. and Canadian Crude 35 (CHART) Note: Imports excludes Pembroke Refinery
Safety is our highest priority: our goal is zero injuries Tier 1 process safety events - significant focus to continue improving Environmental and regulatory compliance - even more important today (CHART) (CHART) *Source: U.S. Bureau of Labor Statistics (CHART) Valero Focused on Safety and Environmental Performance 36
Processing Light Crudes 37 Refineries are designed for a specific range of crude oil properties, otherwise build costs would be very high Lighter crudes contain significantly more light components, e.g., propane, butane, straight run gasoline, naphtha Be careful about generalizing crude oil properties and their impact on product yields Some light crudes are inherently diesel rich or gasoline rich despite having a similar API gravity As we have shifted our diet to higher API domestic shale crudes (Eagle Ford, Bakken, etc.), we have seen distillate yields stay about the same, while gasoline yields have increased Many constraints can limit a refinery's ability to process light components, and constraints are refinery specific Examples include: Distillation tower has insufficient capacity for light components Hydraulic capacity of overhead distillation hardware Heater or heat exchanger design has insufficient capacity, flexibility or limited ability to cool and condense higher volume of light ends Saturated gas plant has insufficient capacity to process additional volume Downstream processing capacity limits ability to convert intermediates into finished products Depending on the constraint, solutions can range from $10 million to hundreds of millions
RINflation! - Expect Consumers to Pay Higher Cost of RFS Mandate 38 Situation RFS mandates a specific volume of renewable fuels to be blended with gasoline and diesel Due to lower annual gasoline demand, the mandated renewable volume exceeds the possible blended volume (E-10 and E-85), creating the "Blend Wall" for gasoline Renewable Identification Numbers (RINs) are used to show compliance with mandate RFS mandate is unfair and favors companies that blend more gasoline and diesel than they produce Impact As industry approaches the Blend Wall, the price of ethanol RINs has increased dramatically from 3 cents per gallon in 2012 to more than $1 per gallon, and have recently traded between $0.60 and $0.80 per gallon Expect higher prices for gasoline and diesel due to flow-through of higher RINs cost and: High RIN prices economically encourage exports and can lower imports of gasoline and diesel Lower imports and higher exports can reduce supplies and cause fuel prices to increase Valero is impacted as a significant spot seller of unblended gasoline Estimated 2013 RFS compliance cost is between $600 million and $800 million based on recent RINs prices and range of volumes depending on obligation, production, exports, and carryovers Recent Developments EPA's announced their intent to adjust the 2014 RFS to a "reasonably attainable" level due to the constraints of the blend wall, lack of market penetration for ethanol blends above E-10, and other market factors Valero eagerly awaits new and meaningful information
U.S. Oil and Natural Gas Production Increasing While Crude Oil Imports Decreasing While Crude Oil Imports Decreasing While Crude Oil Imports Decreasing 39 Source: DOE (CHART) Local resource provides cost-advantage of refiners
Logistics Constraints Create Regional Crude Discounts in U.S. and Canada 40 (CHART) Source: Argus; data as of September 20, 2013 C A G H B D F E I Crude Pricing by Location A B C D E F G H I Premium Discount

Canadian Heavy Crudes Have Several Options to the Gulf Coast

- Pipeline – industry has several options in various stages to move crude oil from Alberta, Canada to the U.S. Gulf Coast
  - Seaway
    - Currently shipping light and heavy sour from Cushing to Gulf Coast
    - Expansion expected to complete in 2014
  - Enbridge Mainline to Flanagan South via Cushing to Seaway
    - Completion expected mid-2014
  - TransCanada Keystone and Keystone XL
    - Completion expected second half 2015
  - ETP/Enbridge Trunkline project
    - Completion expected first half 2015
- Rail – in process by industry and VLO
  - Bitumen and WCS movements from Alberta
- Barge – occurring now by industry and VLO
  - Via pipeline and rail movements to hubs on Mississippi River, then by barge



Enbridge System
TransCanada Keystone XL
Flanagan South
ETP/Enbridge Trunkline
Seaway
Valero Gulf Coast medium/heavy refineries

Source: Company Reports

41
Growth of Pipeline Crude Logistics to U.S. Gulf Coast 42 Year-End Throughput Capacities, '000 bpd 2011 2012 2013E 2014E 2015E Announced Start-up Cushing Seaway 150 400 850 850 2Q12, 1Q13, 1Q14 Keystone - - 550 550 830 4Q13, 2015 Total - 150 950 1,400 1,680 Permian Longhorn 225 225 225 2Q at 75; 225 by mid-13 BridgeTex 300 300 Mid-2014 Plains Cactus 200 2015 SXL Permian Express 150 350 350 2Q at 90; 150 by late-13 SXL WTG - - 80 80 80 2Q13 Total - - 455 955 955 Eagleford Harvest 150 150 150 150 Enterprise 350 350 350 350 KinderMorgan 300 300 300 300 Plains 185 185 185 185 NuStar 130 200 200 200 200 Total 130 1,185 1,185 1,185 1,185 Patoka ETP/Enbridge Trunkline - - - - 660 2015 Total - - - - 660 Other Blueknight Silverado 70 70 2Q14 SXL Eaglebine Express - - - 60 60 Mid-2014 Total - - - 130 130 Source: Consultants, company announcements and Valero estimates
(CHART) Atlantic Basin Closures Reduce Excess Capacity Capacity closures have been concentrated in the Atlantic Basin: U.S. East Coast, Caribbean, Western Europe; expect more will occur Combined with poor reliability and low utilization in Latin American refineries and demand growth in Latin America, creates opportunity for competitive refineries to export quality products 43 (CHART) Sources: Industry and Consultant reports and Valero estimates

Global Refining Capacity Rationalization

VALERO

Location	Owner	CDU Capacity Closed (MBPD)	Year Closed
Perth Amboy, NJ	Chevron	80	2008
Bakersfield,CA	Big West	65	2008
Westville, NJ	Sunoco	145	2009
Bloomfield, NM	Western	17	2009
Teesside, UK	Petroplus	117	2009
Gonfreville, France*	Total	100	2009
Dunkirk, France	Total	140	2009
Japan*	JX Holdings	110	2009
Toyama, Japan	Nihonkai Oil	57	2009
Ingolstadt, Germany*	Bayernoil	102	2010
Japan*	JX Holdings	90	2010
Arpechim, Romania	OMV	70	2010
Odessa, Ukraine	Lukoil	57	2010
Montreal, Canada	Shell	130	2010
Yorktown, Virginia	Western	65	2010
Reichstett, France	Petroplus	85	2010
Wilhemshaven, Germany	Phillips 66	260	2010
Sodegaura, Japan	Fuji Oil	50	2010
Cremona, Italy	Tamoil	94	2011
St. Croix, U.S.V.I,*	Hovensa	150	2011
Funshun, China	PetroChina	70	2011
Keihin Ohgimachi, Japan	Toa Oil Company	120	2011

Location	Owner	CDU Capacity Closed (MBPD)	Year Closed
Clyde, Australia	Shell	75	2011
Marcus Hook, PA	Sunoco	175	2011
Berre, France	LyondellBassel	105	2012
Coryton, U.K.	Petroplus	220	2012
Petit Couronne, France	Petroplus	160	2012
St. Croix, U.S.V.I	Hovensa	350	2012
Aruba	Valero	235	2012
Rome, Italy	TotalErg	82	2012
Fawley, U.K.*	ExxonMobil	80	2012
Trecate, Italy*	ExxonMobil	70	2012
Paramo, Czech Republic	Unipetrol	20	2012
Lisichansk, Ukraine	TNK-BP	175	2012
Paramount, CA	Alon	90	2012
Harburg, Germany	Shell	107	2013
Port Reading, NJ	Hess	N/A	2013
Venice, Italy	ENI	80	2013
Sakaide, Japan	Cosmo Oil	140	2013
Dartmouth, Canada	Imperial Oil	88	2013
Japan	Indemitsu Kosan	100	2014
Japan	Nippon	200	2014
Kurnell, Australia	Caltex	135	2014
Kawasaki, Japan	Tonen- General	105	2014

*Partial closure of refinery captured in capacity Note: This data represents refineries currently closed, ownership may choose to restart or sell listed refinery

Sources: Industry and Consultant reports and Valero estimates

44
Global Refining Capacity For Sale or Under Strategic Review 45 Location Owner CDU Capacity (MBPD) Gothenburg, Sweden Shell 80 Kapolei, HI Chevron 54 Milford Haven, UK Murphy 108 Whitegate, Ireland Phillips 66 70 Mazeikai, Lithuania PKN 190 Various Japanese Locations JX Energy 400 Incheon, South Korea SK Group 275 Okinawa, Japan Petrobras/Nansei Sekiyu 100 Brisbane, Australia (Lytton) Caltex 109 Mongstad, Norway Statoil 220 Okinawa, Japan Petrobras 100 Falconara, Italy API 80 Melbourne, Australia Shell 120 Come-By-Chance, Canada North Atlantic Refining 115 Sources: Industry and Consultant reports and Valero estimates

Low-Cost U.S. Natural Gas Provides Competitive Advantage

- U.S. natural gas trading at a significant discount to Brent crude oil price (on energy equivalent basis)
- Expect U.S. natural gas prices will remain low and disconnected from global oil and gas prices for foreseeable future
- VLO refinery operations use up to 700,000 mmBtus/day of natural gas at full utilization, split roughly in half between operating expense and gross margin



Crude Oil versus Natural Gas Prices
/bbl
$120
$100
$80
$60
$40
$20
$0
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Brent $108/bbl ($17.93/ mmBtu)
Asian LNG $97/bbl ($16.10/ mmBtu)
Euro. NG $62/bbl ($10.20/ mmBtu)
U.S. NG $22/bbl ($3.69/ mmBtu)

Source: Argus, 2013 = YTD through September 23, 2013; natural gas price converted to barrels using factor of 6.05x

46
(CHART) Gasoline Fundamentals 47 (CHART) USGC LLS Gasoline Crack (per bbl) U.S. Gasoline Demand (mmbpd) (CHART) Source: Argus; 2013 data through September 20 Source: DOE weekly data; 2012 data through week ending September 13 Source: DOE weekly data; 2012 data through week ending September 13 U.S. Gasoline Days of Supply U.S. Net Imports of Gasoline and Blendstocks (mbpd) Source: DOE monthly data; 2013 data through June 2013
Distillate Fundamentals 48 48 (CHART) USGC LLS On-road Diesel Crack (per bbl) U.S. Distillate Demand (mmbpd) (CHART) (CHART) Source: Argus; 2013 data through September 20 Source: DOE weekly data; 2012 data through week ending September 13 Source: DOE weekly data; 2012 data through week ending September 13 Source: DOE monthly data; 2013 data through June 2013 U.S. Distillate Days of Supply U.S. Distillate Net Imports (mbpd)
(CHART) U.S. Transport Indicators 49 (CHART) (CHART) Source: U.S. DOE PSM / U.S. DOT FHA Most recent data includes Jun 2013
U.S. Transport Indicators: Trucking Indicators 50 (CHART) (CHART) (CHART) (CHART)
(CHART) (CHART) Mexico Statistics Diesel Gross Imports (MBPD) Source: PEMEX, latest data July 2013 Gasoline Gross Imports (MBPD) (CHART) Crude Unit Throughput (MBPD) Crude Unit Utilization (CHART) 51
Venezuelan Exports to the U.S. 52 (CHART) Source: EIA, June 2013
(CHART) U.S. Gasoline Exports by Destination Gasoline exports remain at elevated levels due to the demand from Latin America, including Mexico Note: Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates) Source: DOE Petroleum Supply Monthly with data as of June 2013. 4 Week Average estimate from Weekly Petroleum Statistics Report and VLO estimates MBPD 53 12 Month Moving Average
U.S. Gasoline Imports by Source Gasoline imports have declined steadily since 2007 Shutdown of the Atlantic Basin refineries will keep pressure on this trend 54 (CHART) MBPD 12 Month Moving Average Note: Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates) Source: DOE Petroleum Supply Monthly with data as of June 2013. 4 Week Average estimate from Weekly Petroleum Statistics Report and VLO estimates
U.S. Diesel Exports by Destination Diesel exports to Latin America continue to exceed exports to Europe, but over two- thirds of diesel export growth in 2011 was to Europe Source: DOE Petroleum Supply Monthly with data as of June 2013. 4 Week Average estimate from Weekly Petroleum Statistics Report 55 (CHART) MBPD 12 Month Moving Average
The transition of the U.S. refining system to being a net exporter to the world market has mitigated the impact of declining domestic demand Large quantities of U.S. diesel and gasoline exports to Latin America and diesel exports to Europe International demand has been "pulling" products Valero's share of U.S. exports has averaged 20% to 25% over the past few years U.S. Shifted to Net Exporter 56 (CHART) U.S. Demand for Refined Products and Net Trade MMBPD U.S. Petroleum Demand Excluding Ethanol and Non-Refinery NGL's (Refined Product Demand) Net Imports Net Exports Implied Total Production of U.S. Refined Products Note: Implied production = Petroleum demand excluding ethanol and non-refinery NGLs minus product net imports; Source: EIA, Consultant and Valero estimates Implied Production of U.S. Refined Products for Domestic Use

VALERO

U.S. Shifted to Net Exporter

- **As a result of the continued shift towards exports, U.S. net exports of petroleum products have increased from 335 MBPD in 2010 to 1,628 MBPD in 2013.**
  - Diesel net exports remain strong, with U.S. refiners sending a net of 751 MBPD to other countries in 2013 (Jan-Jun).
  - Gasoline net imports have fallen from almost 1MMBPD in 2006, to only 101MBPD in 2013 (Jan-Jun).
  - Still, gasoline and blendstocks are the only product category where the U.S. remains a net importer.



MBPD
2,000
1,500
1,000
500
0
-500
-1,000
-1,500
-2,000
Net Imports
Net Exports
Other
Diesel
Gasoline
Total
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013

Note: Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates)
Source: DOE Petroleum Supply Monthly with data as of June 2013. 4 Week Average estimate from Weekly Petroleum Statistics Report and VLO estimates

57

(CHART) U.S. Competitively Exporting into Growing Markets Source: DOE Petroleum Supply Monthly with data as of June 2013, Latin America includes South and Central America plus Mexico U.S. has become a net exporter of refined products due to growth in developing countries, Atlantic Basin capacity closures, Western European diesel demand, and Latin American refining operating issues U.S. Gulf Coast (PADD III) is the largest source of exported products Latin America continues to be the largest U.S. export market, followed by Western Europe (CHART) U. S. Product Exports By Destination U. S. Product Exports By Source MMBPD 12 Month Moving Average 58
(CHART) Crude Oil Discounts 59 $/barrel Source: Argus; 2013 year-to-date through September 20; LLS prices are roll adjusted
Regional Refinery Indicator Margins 60 Source: Argus; 2013 year-to-date through September 20; see Appendix for details on refinery configuration assumptions
Assumed Regional Indicator Margins Gulf Coast Indicator: (GC Colonial 85 CBOB A grade- LLS) x 60% + (GC ULSD 10ppm Colonial Pipeline prompt - LLS) x 40% + (LLS - Maya Formula Pricing) x 40% + (LLS - Mars Month 1) x 40% Mid-con Indicator: [(Group 3 Conv 87 Gasoline prompt - WTI Month 1) x 60% + (Group 3 ULSD 10ppm prompt - WTI Month 1) x 40%] x 60% + [(GC Colonial 85 CBOB A grade prompt - LLS) x 60% + (GC ULSD 10ppm Colonial Pipeline - LLS) x 40%] x 40% West Coast Indicator: (San Fran CARBOB Gasoline Month 1 - ANS USWC Month 1) x 60% + (San Fran EPA 10 ppm Diesel pipeline - ANS USWC Month 1) x 40% + 10% (ANS - West Coast High Sulfur Vacuum Gasoil cargo prompt) North Atlantic Indicator: (NYH Conv 87 Gasoline Prompt - ICE Brent) x 50% + (NYH ULSD 15 ppm cargo prompt - ICE Brent) x 50% LLS prices are Month 1, adjusted for complex roll Prior to 2010, GC Colonial 85 CBOB is substituted for GC 87 Conventional 61
Ethanol Reconciliation of Operating Income to EBITDA EBITDA EBITDA 62
Investor Relations Contacts For more information, please contact: Ashley Smith, CFA, CPA Vice President, Investor Relations 210.345.2744 ashley.smith@valero.com Matthew Jackson Lead Investor Relations Specialist 210.345.2564 matthew.jackson@valero.com 63